UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2015

GENOCEA BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36289	51-0596811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cambridge Discovery Park 100 Acorn Park Drive, 5th Floor
Cambridge, MA	02140
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (617) 876-8191

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 15, 2015, Genocea Biosciences, Inc. (the “Company”) entered into the fifth amendment (the “Fifth Amendment”) to the Consulting Agreement by and between George Siber (the “Consultant”) and the Company, dated as of May 16, 2007 and as previously amended on June 30, 2009, December 16, 2010, June 15, 2011 and June 5, 2013 (the “Consulting Agreement”). Pursuant to the Consulting Agreement, the Consultant, a director on the Company’s Board of Directors, provides certain services to the Company as defined and described in the Consulting Agreement (the “Services”). The Fifth Amendment modifies the term of the Consulting Agreement and the compensation to be paid to the Consultant in exchange for the Services. Pursuant to the Fifth Amendment, the Consulting Agreement is extended to June 17, 2017 and the monthly fee paid by the Company to the Consultant is reduced from $10,416 to $5,208 per month.

Pursuant to the Fifth Amendment, the Company may terminate the Consulting Agreement at any time without notice if the Consultant refuses or is unable to perform the Services or is in breach of any material provision of the Consulting Agreement. The Consulting Agreement may also be terminated by either party upon fourteen days’ prior written notice.

In addition, on June 15, 2015, the Company  entered into a Sublease Agreement (the “Sublease”) with the Smithsonian Institution (the “Smithsonian”) pursuant to which the Company will sublease from the Smithsonian approximately 10,507 square feet located at 100 Acorn Park Drive, Cambridge Massachusetts and 27 unreserved parking spaces (the “Premises”) commencing on June 15, 2015. The term of the Sublease will expire on February 28, 2017, subject to an option to renew for an additional three year term.  The Company’s monthly base rent for the Premises will be $30,645.42, increasing to $33,272.17 if the Company exercises its option to renew, in addition to payments for parking and certain other additional items (including operating costs, taxes, and insurance costs). Other than as described above, there is no relationship between the Company and the Smithsonian.

The foregoing descriptions of the principal terms of the Consulting Agreement, the Fifth Amendment and the Sublease are general descriptions only, do not purport to be complete, and are qualified in their entirety be reference to the terms of the Consulting Agreement, which is filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2014, and of the Fifth Amendment and Sublease, which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENOCEA BIOSCIENCES, INC.
By:	/s/ JONATHAN POOLE
Jonathan Poole Chief Financial Officer

Date: June 18, 2015

EXHIBIT INDEX

Exhibit No.	Description
10.1	Fifth Amendment to Consulting Agreement between Genocea Biosciences, Inc. and George Siber, dated May 16, 2007, as amended on June 15, 2015

10.2	Sublease Agreement, dated June 15, 2015 between the Smithsonian Institution and Genocea Biosciences, Inc.